UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18th, 2013

ECO-TRADE CORPORATION INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1915 Eye Street, N.W., Washington, D.C.	20006
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (202) 536-5191

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18th, 2013, Eco-Trade Corp appointed Mr. Chris Popoff to the Board of Directors.

Mr. Popoff is the Co-Founder of Penumbra Energy, renowned for its MSR technology, which provides electricity for the Alberta power market as well electricity, steam and hydrogen for Alberta oil sands operators.

Mr. Popoff is senior development engineer with Athabasca Oil Sands Corp and is also heavily involved in multiple commercial projects there. Mr. Popoff is a principle founder in Vitruvian Acquisitions Ltd, a private capital firm Mr. Popoff has a Masters, Business Administration and  a B.Sc, Mechanical Engineering from the University of Calgary.

On March 18th, Mr. William Lieberman resigned Director of the Company and as Acting President (Principal Executive, Financial and Accounting Officer) and Director of the Company.  Mr. Lieberman’s resignation was not the result of any disagreement with the Company regarding its operations, policies, practices or otherwise.  Concurrently with Mr. Lieberman’s resignation, we appointed Canon Bryan as Chief Executive officer of the Company.

On the same Day, Mr. Robert M. Price was appointed to the Board as Director. Mr. Price is an accomplished Corporate Attorney in Washington DC with 50 years experience in Corporate affairs and quite active in the DC Bar.  Mr. Price is excited to now be seated along with the full Board and work with them towards the Company’s immediate goals.

There have been no transactions between the Company and Messers. Price or Popoff since the Company’s last fiscal year which would be required to be reported herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-TRADE CORP.

/s/ David E. Price
David E. Price, Secretary
Date: March 18th, 2013

RESIGNATION OF
The DIRECTOR
OF
ECO-TRADE CORP.

The following is a true copy of the resignation of the Director of the Corporation, held at 1915 Eye St NW, Washington, DC 2006, on this 18th day of March, 2013

I, WILLIAM E. LIEBERMAN, do hereby formally RESIGN, and sever any and all officials ties, duties, obligations or liabilities regarding ECO TRADE CORP. and do hereby, by affixing, my signature hereto, officially as my last corporate act, DO HEREBY RESIGN.

DATED:  March 18th, 2013

/s/ William Lieberman
William Lieberman